Exhibit 99.1

Twist Bioscience Reports First Quarter Fiscal 2021 Financial Results

SOUTH SAN FRANCISCO, Calif. – February 4, 2021 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the first quarter of fiscal 2021 ended December 31, 2020.

“We reported a strong quarter both for orders and revenue, building a solid foundation for fiscal 2021,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist Bioscience. “We see early evidence that our investment in synbio products for our pharmaceutical and biotech customers is beginning to gain traction, and for our NGS tools business, our liquid biopsy customers continue to drive revenue growth. Both our biopharma and DNA data storage teams made progress in advancing technologies, and we strengthened our balance sheet with $324 million through a recent equity offering.

“Looking ahead, we expect continued growth and diversification of our revenue stream as we build out our Factory of the Future as a second site in Oregon, continued focus on offering a business-to-business solution for multi-site institutions and a full launch of our NGS methylation solution. In addition, we anticipate out-licensing our first internally-generated antibodies and continued progress for our DNA data storage business.”

FISCAL 2021 FIRST QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the first quarter of fiscal 2021 were $33.6 million, compared to $24.8 million for the same period of fiscal 2020.

•	Revenue: Total revenues were $28.2 million for the first quarter of fiscal 2021 compared to $17.2 million for the same period of fiscal 2020.

•	Cost of Revenues: Cost of revenues for the first quarter of fiscal 2021 was $18.2 million compared to $13.8 million for the same period of fiscal 2020.

•	Research and Development Expenses: Research and development expenses for the first quarter of fiscal 2021 were $14.0 million compared to $10.3 million for the same period of fiscal 2020.

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Selling, General and Administrative Expenses: Selling, general and administrative expenses for the first quarter of fiscal 2021 were $28.8 million compared to $26.4 million for the same period of fiscal 2020.

•	Net Loss: Net loss for the first quarter of fiscal 2021 was $32.9 million, or $0.72 per share, compared to $55.6 million, or $1.69 per share, for the first quarter of fiscal 2020.

•	Cash Position: As of December 31, 2020, the company had $587.3 million in cash, cash equivalents and short-term investments.

“We delivered another very strong quarter in what continues to be an uncertain environment due to the global pandemic,” commented Jim Thorburn, CFO of Twist. “We remain well positioned to leverage our DNA synthesis platform into growing market opportunities today as we plan for future success in the years ahead.”

Fiscal First Quarter 2021 and Recent Highlights

•	Shipped products to approximately 1,500 customers in the first quarter of fiscal 2021 versus approximately 1,000 in the same period of fiscal 2020.

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Launched Clonal-Ready Gene Fragments, providing customers with a complete offering for genes. Twist’s best-in-class Gene Fragments, with and without adapters, can be used to build constructs and minimize the time and cost of screening for perfect clones. The resulting product is a ready-to-use Gene Fragment that is compatible with many applications including cloning, gene and protein expression, pathway and enzyme engineering and enzyme optimization.

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Announced plans to expand its manufacturing and commercial capabilities with the addition of the “Factory of the Future” just outside of Portland, Oregon in Wilsonville. The 110,000-square-foot facility is expected to become operational in 2022.

•	Introduced new synthetic RNA controls to develop, validate and verify tests for SARS-CoV-2. The new controls include the B.1.1.7 variant of SARS-CoV-2.

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Supplied the U.S. Centers for Disease Control and Prevention (CDC) with a customized version of Twist SARS-CoV-2 Synthetic RNA Controls for use in the CDC Influenza SARS-CoV-2 (Flu SC2) Multiplex Assay, an assay that tests for influenza A, B and SARS-CoV-2 simultaneously. In addition to using the assay at its primary site, CDC intends to distribute this multiplex assay to additional public health laboratories for testing across the United States.

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Signed two licensing agreements with Serotiny and Applied StemCell. In collaboration with Serotiny, Twist Biopharma aims to discover novel Chimeric Antigen Receptors (CAR) for CAR T-Cell therapies. The agreement with Applied StemCell, covers the use of its TARGATT™ CHO Cell Technology. Both agreements support and expand Twist Biopharma’s capabilities for the discovery of novel antibody therapeutics.

•	Completed an equity offering of approximately 3.1 million shares of common stock at a price of $110.00 per share raising approximately $324 million in proceeds, net of estimated offering expenses.

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Announced Siyuan Chen, Ph.D. was promoted to chief technology officer, Aaron Sato, Ph.D., was promoted to chief scientific officer, Paula Green was promoted to senior vice president of human resources and Angela Bitting was appointed as senior vice president of corporate affairs.

Fiscal 2021 Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2021. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. Twist does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

For the full fiscal year 2021, Twist provided the following updated financial guidance:

•	Maintaining revenue guidance in the range of $110 million to $118 million

○	Revenue from Ginkgo Bioworks expected to be in the range of $11 to $12 million

○	Synbio revenue excluding Ginkgo Bioworks is expected to be in the range of $41 to $44 million

○	NGS revenue is estimated to be in the range of $54 to $58 million

○	Biopharma revenue is estimated to be approximately $4 million

•	Gross margin is expected to be 32% to 34% for fiscal 2021

•	Operating expenses including R&D and SG&A are expected to be $182 million for the year

•	Net loss expected in the range of $142 million to $147 million to reflect our increased investments in our commercial organization and research and development activities

○	R&D is expected to be approximately $60 million

○	Stock-based compensation is expected to be approximately $32 million

○	Depreciation is expected to be $9 million

○	Capital expenditures are expected to be $30 million, including expansion into “Factory of the Future”

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors today at 4:30 p.m. Eastern Time to discuss its financial results and provide an update on the company’s business. The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 7958297. A telephonic replay of the conference call will be available beginning approximately four hours after the call through February 11, 2021 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 7958297. The webcast replay will be available for two weeks.

Given the circumstances globally, it is recommended to dial-in at most 15 to 20 minutes prior to the call start to reduce waiting times. If a participant will be listen-only, they are encouraged to listen via the webcast on Twist’s investor page.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology and genomics company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Investor Relations Information

Twist uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Twist’s investor relations website in addition to following Twist’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements under the heading “Fiscal 2021 Financial Guidance” and contained in the quotations of our Chief Executive Officer and Chief Financial Officer. as well as statements regarding future growth and expansion plans and Twist’s other expectations regarding its future financial performance. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the duration, extent and impact of the COVID-19 pandemic, including any reductions in demand for our products (or deferred or canceled orders) globally or in certain regions; the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist is developing obsolete or non-competitive; uncertainties of the retention of significant customers; supply chain and other disruptions caused by the COVID-19 pandemic or otherwise; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist’s patents or proprietary rights; and the risk that Twist’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on November 27, 2020 and subsequent filings with the SEC. In addition, many of the foregoing risks and uncertainties are, and could be, exacerbated by the COVID-19 pandemic and any worsening of global or regional business and economic environment as a result. We cannot at this time predict the extent of the impact of the COVID-19 pandemic and any resulting business or economic impact, but it could have a material adverse effect on our business, financial condition, results of operations and cash flows. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:

Angela Bitting

SVP, Corporate Affairs

925-202-6211

abitting@twistbioscience.com

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Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three months ended December 31,
	2020	2019
Revenues	$28,161	$17,164
Operating expenses:
Cost of revenues	18,162	13,792
Research and development	14,000	10,297
Selling, general and administrative	28,792	26,405
Litigation settlement	—	22,500

Total operating expenses	60,954	72,994

Loss from operations	(32,793)	(55,830)
Interest income	134	564
Interest expense	(118)	(248)
Other income (expense), net	(77)	(87)
Provision for income taxes	(46)	(37)

Net loss attributable to common stockholders	$(32,900)	$(55,638)

Net loss per common share, basic and diluted	$(0.72)	$(1.69)

Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	46,000	32,976

Twist Bioscience Corporation

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2020	September 30, 2020
Assets
Cash and cash equivalents	$348,789	$93,667
Short-term investments	238,496	196,335
Accounts receivable, net	25,492	26,376
Inventories	13,409	12,289
Prepaid expenses and other current assets	8,242	6,203

Total current assets	634,428	334,870
Property and equipment, net	27,153	25,466
Operating lease right-of-use assets	32,330	33,699
Other non-current assets	5,659	4,847

Total assets	$699,570	$398,882

Current liabilities
Accounts payable	$8,932	$4,830
Accrued liabilities	15,087	18,846
Current portion of long-term debt	3,333	3,333
Current portion of operating lease liabilities	6,444	6,409
Other current liabilities	3,306	2,611

Total current liabilities	37,102	36,029
Operating lease liabilities, net of current portion	23,681	24,837
Long-term debt, net of current portion	625	1,403
Other non-current liabilities	210	351

Total liabilities	61,618	62,620

Total stockholders’ equity (deficit)	$637,952	$336,262

Total liabilities and stockholders’ equity	$699,570	$398,882